Exhibit 99.1


  EDO Corporation Schedules Special Meeting of Shareholders to Vote
               on Merger Agreement with ITT Corporation


    NEW YORK--(BUSINESS WIRE)--Nov. 2, 2007--EDO Corporation (NYSE:
EDO) has set a date for a special meeting of its shareholders to consider and vote on a proposal to approve and adopt the previously announced definitive Agreement and Plan of Merger, dated as of September 16, 2007, among EDO, ITT Corporation (NYSE: ITT) and Donatello Acquisition Corp., a wholly-owned subsidiary of ITT. Pursuant to the Merger Agreement, Donatello Acquisition Corp. will merge with and into EDO, with EDO continuing as a surviving corporation and a wholly-owned subsidiary of ITT.

    The special meeting of shareholders will be held on December 18, 2007. All holders of record of EDO common shares at the close of business on November 2, 2007, the record date for the special meeting, will be entitled to notice of and to vote at the special meeting.

    The consummation of the merger will constitute a "Make Whole Change of Control," as defined in the First Supplemental Indenture, dated as of November 21, 2005, between EDO and HSBC Bank USA, National Association, as trustee, with respect to the company's 4% Convertible Senior Subordinated Notes Due 2025. The consummation of the merger will also constitute a "Public Acquirer Change of Control," as defined in the First Supplemental Indenture. EDO has elected not to have the Notes convert into ITT common stock pursuant to Section 5.10(d) of the First Supplemental Indenture. Following the consummation of the merger, the Notes will be convertible solely into cash. In accordance with Section 5.10(c) of the First Supplemental Indenture, EDO intends to mail a written notice of the merger to holders of the Notes on or about November 5, 2007.

    Additional Information and Where to Find It

    In connection with the merger, EDO filed with the Securities and Exchange Commission (the "SEC") a preliminary proxy statement on October 23, 2007. The company intends to file with the SEC a definitive proxy statement and other relevant materials on or about November 5, 2007. The definitive proxy statement will be mailed to the shareholders of record of the company at the close of business on the record date for the special meeting. Shareholders are urged to read the definitive proxy statement and other relevant materials carefully because they will contain important information about the company and the merger.

    Shareholders, investors and other interested parties may obtain a copy of the definitive proxy statement and any other relevant documents (when they become available) that the company files with the SEC at the SEC's web site at www.sec.gov. The definitive proxy statement and any other relevant documents may also be accessed at www.edocorp.com or obtained free by directing a request to EDO Corporation, 60 East 42nd Street, 42nd Floor, New York, NY 10165,
Attn: Investor Relations.

    Information Regarding Participants in the Solicitation

    The company, its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the merger. Information regarding the officers and directors of the company, including the interests of such individuals in the merger, is set forth in the preliminary proxy statement filed by the company with the SEC on October 23, 2007 and will be set forth in the definitive proxy statement and other relevant materials to be filed by the company with the SEC in connection with the merger.

    In addition, ITT may be deemed to be a participant in the solicitation of proxies from EDO's shareholders in connection with the merger. Information regarding ITT's directors and executive officers is set forth in ITT's annual report on Form 10-K for the fiscal year ended December 31, 2006 and ITT's proxy statement for ITT's 2007 annual meeting of shareholders. These documents are available free of charge at the SEC's web site at www.sec.gov and may also be accessed at ITT's investor relations page on its corporate website at www.itt.com.

    Information About EDO Corporation

    EDO is a New York corporation that designs and manufactures a diverse range of products for the aerospace, defense, intelligence and commercial markets and provides related engineering and professional services. The company currently employs approximately 4,000 people. EDO's principal offices are located at 60 East 42nd Street, 42nd Floor, New York, NY 10165, and its telephone number is (212) 716-2000.

    Information About ITT Corporation

    ITT, an Indiana corporation, is a global multi-industry company engaged in the design and manufacture of a wide range of engineered products and related services. ITT's principal executive offices are located at 4 West Red Oak Lane, White Plains, NY 10604, and its telephone number is (914) 614-2000.

    Forward Looking Statements

    This press release contains forward-looking statements, including statements concerning the Company's possible or assumed future results of operations, the expected completion and timing of the Merger, and other information relating to the Company or the Merger. These forward-looking statements involve known and unknown risks and uncertainties. Actual events or results may differ materially from those expressed or implied in these forward-looking statements as a result of various factors. These factors include, among other things, the occurrence of any event or circumstance that could result in the termination of the Merger Agreement, the outcome of any legal proceedings relating to the Merger, the failure of the Merger to be completed for any reason, and other risks detailed in the preliminary proxy statement filed by the Company with the SEC on October 23, 2007. All forward-looking statements contained in this press release speak only as of the date on which the statements were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements contained in this press release, or in any documents referred to in this press release, as a result of new information, future events or otherwise, except as required by law.


    CONTACT: EDO Corporation
             William A. Walkowiak, CFA, 212-716-2038
             Vice President of Investor Relations
             ir@edocorp.com
             or
             Media Relations
             Sara Banda, 212-716-2071
             media@edocorp.com